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                                                                   EXHIBIT 21.01

SYMANTEC CORPORATION
SUBSIDIARIES OF SYMANTEC


Name of Subsidiary                                   State and/or Country of Incorporation
--------------------------------------------         --------------------------------------
1087013 Ontario Limited                              Canada
20/20 Software, Inc.                                 Oregon, USA
AXENT EMEA Ltd.                                      United Kingdom
AXENT Technologies, Inc.                             Delaware, USA
AXENT Technologies I, Inc.                           Delaware, USA
AXENT Technologies BV                                Netherlands
AXENT Technologies KK                                Japan
AXENT Technologies Ltd.                              United Kingdom
AXENT Technologies SARL                              France
CKS Limited                                          United Kingdom
Datamedia Corporation                                Delaware, USA
Datastorm Technologies, Inc.                         Missouri, USA
Delrina (Canada) Corporation                         Canada
Delrina (Delaware) Corporation                       Delaware, USA
Delrina (Germany) GmbH                               Germany
Delrina (Wyoming) Limited Liability Company          Wyoming, USA
Delrina Corporation                                  Canada
Delrina International Corporation                    Barbados
DESQaway, USA                                        New York, USA
Inset Systems, Inc.                                  Connecticut, USA
Louisiana Acquisition, LLC                           Delaware, USA
Louisiana Western Acquisition, Inc.                  Louisiana, USA
Quarterdeck Corporation                              Delaware, USA
Quarterdeck France SARL.                             France
Quarterdeck Office Systems Canada, Inc.              Canada
Quarterdeck Office Systems Espana SL                 Spain
Quarterdeck Office Systems GmbH                      Germany
Quarterdeck Office Systems Pty. Ltd.                 Australia
Quarterdeck Select Corporation                       Florida, USA
Raptor Securities Corporation                        Maryland
Raptor Systems Deutschland GmbH                      Germany
Symantec (Deutschland) GmbH                          Germany
Symantec (Japan) KK                                  Japan
Symantec (Singapore) PTE Ltd.                        Singapore
Symantec (UK) Holding, Ltd.                          United Kingdom
Symantec (UK) Ltd. ("Symantec UK")                   United Kingdom
Symantec Argentina S.R.L.                            Argentina
Symantec Australia Pty. Ltd.                         Australia
Symantec (Belgium) B.V.B.A.                          Belgium
Symantec Corporation (Malaysia) Sdn. Bhd.            Malaysia
Symantec de Mexico S.A. de C.V.                      Mexico
Symantec do Brasil Ltda.                             Brazil
Symantec EURL                                        France
Symantec Financing B.V.                              Netherlands
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
Name of Subsidiary                                   State and/or Country of Incorporation
--------------------------------------------         --------------------------------------
Symantec Finland Oy                                  Finland
Symantec Foreign Holding, Inc.                       Delaware, USA
Symantec Foreign Holding II, Inc.                    Delaware, USA
Symantec Foreign Sales Corporation                   Barbados
Symantec Hong Kong Ltd.                              Hong Kong
Symantec Information Technology (Beijing) Ltd.       Beijing, China
Symantec Israel Ltd.                                 Israel
Symantec Korea Ltd.                                  Korea
Symantec Limited                                     Ireland
Symantec Network Security PLC                        United Kingdom
Symantec New Zealand Limited                         New Zealand
Symantec Nordic A.B.                                 Sweden
Symantec S.A. (Pty) Ltd.                             South Africa
Symantec Security Services - Federal, Inc.           Delaware, USA
Symantec Security Services Ltd.                      United Kingdom
Symantec Spain S.L.                                  Spain
Symantec SRL                                         Italy
Symantec Switzerland AG                              Switzerland
Symantec Taiwan Limited                              Taiwan
Symantec Technology Development Ltd.                 United Kingdom
Zortech (UK) Ltd.                                    United Kingdom
Zortech Limited ("Zortech")                          United Kingdom
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